Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.

1993 Director Stock Option Plan

1993 Employee Stock Purchase Plan

2003 Share Incentive Plan

(Full Title of the Plan)

Eliyahu Ayalon

Chairman and Chief Executive Officer

DSP Group, Inc.

2580 North First Street, Suite 460

San Jose, CA 95131

(Name and Address of Agent For Service)

408/986-4300

(Telephone Number, Including Area Code,

of Agent For Service)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,736,894	$8.13	$14,120,948	$554.95

(1)	This Registration Statement on Form S-8 registers (1) 300,000 shares of the Registrant’s Common Stock issuable under the 1993 Director Stock Option Plan, (2) 500,000 shares of the Registrant’s Common Stock issuable under the 1993 Employee Stock Purchase Plan, and (3) 936,894 shares of the Registrant’s Common Stock issuable under the 2003 Share Incentive Plan.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Registrant’s Common Stock on the NASDAQ Global Market on June 3, 2008 of $8.13 per share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed for the purpose of registering additional securities under the 1993 Director Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 2003 Share Incentive Plan of DSP Group, Inc. (the “Registrant”), which are the same class as those previously registered on Form S-8s and filed with the Securities and Exchange Act Commission (the “Commission”) on January 1, 2007 (File No. 333-140233), on January 27, 2006 (File No. 333-131324), on July 21, 2005 (File No. 333-126773), on February 2, 2004 (File No. 333-112417) and on September 19, 2003 (File No. 333-108937). The contents of the aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008, which includes audited financials for the Registrant’s latest fiscal year.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008.

(c)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2008.

(d)	The Registrant’s Current Report on Form 8-K filed with the SEC on February 20, 2008.

(e)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2008.

(f)	The Registrant’s Proxy Statement relating to its 2008 annual meeting of stockholders held on May 19, 2008 filed with the SEC on April 8, 2008.

(g)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(h)	The Registrant’s Registration Statement on Form 8-A (File No. 000-23006) filed with the SEC on December 3, 1993, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, 0.001 per value (the “Common Stock”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 9, 2008.

DSP GROUP, INC.

By:	/s/ Eliyahu Ayalon
Eliyahu Ayalon Chairman and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Dror Levy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eliyahu Ayalon Eliyahu Ayalon	Chairman and Chief Executive Officer (Principal Executive Officer)	June 9, 2008

/s/ Dror Levy Dror Levy	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 9, 2008

/s/ Gerrit Johan Frederik Kaat Gerrit Johan Frederik Kaat	Director	June 9, 2008

Signature	Title	Date

/s/ Zvi Limon Zvi Limon	Director	June 9, 2008

/s/ Yair Shamir Yair Shamir	Director	June 9, 2008

/s/ Yair Seroussi Yair Seroussi	Director	June 9, 2008

/s/ Louis Silver Louis Silver	Director	June 9, 2008

/s/ Patrick Tanguy Patrick Tanguy	Director	June 9, 2008

Avigdor Willenz	Director	June ___, 2008

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).